Exhibit 23.2



                                                                    N.I. CAMERON
                                                           Chartered Accountants

CONSENT OF N.I. Cameron and Assoc.,


We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated July 31, 2003, relating to the consolidated financial statements of YzApp International Inc., and consolidated subsidiaries for the fiscal years ended July 31, 2003 and July 31, 2002 as well as to the reference to N.I. Cameron and Assoc., in the Experts section of the Prospectus contained in the Registration Statement.


/s/ N.I. Cameron and Assoc.
---------------------------
    N.I. Cameron and Assoc.

December 18, 2003